Exhibit 99.1
SailPoint Announces Third Quarter 2020 Financial Results
•Third quarter 2020 total revenue of $94.0 million, up 24% year-over-year
•Third quarter 2020 subscription revenue of $51.0 million, up 36% year-over-year

AUSTIN, November 5, 2020 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL), the leader in enterprise identity governance, today announced financial results for the third quarter ended September 30, 2020.

“We achieved impressive financial results in Q3, which were underpinned by solid execution across all geographies and strong momentum in our SaaS business as more enterprises continue to recognize and prioritize identity as a core IT investment area,” said Mark McClain, SailPoint CEO and co-founder.

“Our results were driven by continued broad demand for a comprehensive identity security platform that both fully protects all business assets and securely enables today’s digital workforce and their access to the tools and technologies that fuel the cloud enterprise. As we look towards the close of 2020, we’re focused on building on our continued momentum to deliver innovative, differentiated enterprise-class SaaS identity solutions that protect and provision today’s digital workforce with confidence and at scale for enterprises worldwide.”

Financial Highlights for Third Quarter 2020:

•Revenue: Total revenue was $94.0 million, a 24% increase over Q3 2019. Subscription revenue was $51.0 million, a 36% increase over Q3 2019. License revenue was $30.9 million, a 15% increase from Q3 2019. Services and other revenue was $12.1 million, a 4% increase over Q3 2019.

•Operating Income: Income from operations was $1.0 million compared to $1.3 million in Q3 2019. Non-GAAP income from operations was $12.0 million compared to $9.0 million in Q3 2019.

•Net Income (Loss): Net loss was $(0.7) million compared to net income of $3.7 million in Q3 2019. Net loss per diluted share was $(0.01) compared to net income per diluted share of $0.04 in Q3 2019. Non-GAAP net income was $10.1 million compared to $6.8 million in Q3 2019. Non-GAAP net income per diluted share was $0.11 compared to $0.07 in Q3 2019.

The tables included in this press release present a reconciliation of non-GAAP income from operations to GAAP income (loss) from operations, non-GAAP net income to GAAP net income (loss) and non-GAAP to GAAP weighted average outstanding shares, each for the three and nine months ended September 30, 2020 and 2019. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Financial Outlook:

“We are pleased with our performance in the third quarter,” said Jason Ream, SailPoint CFO. “We are also pleased with the strength in our subscription business in the quarter, driven by strong new SaaS sales which came in ahead of our plan.”

For the fourth quarter of 2020, SailPoint expects:

•Revenue in the range of $93.0 million to $95.0 million
•Non-GAAP loss from operations in the range of $(2.0) million to breakeven
•Non-GAAP net loss per basic and diluted common share in the range of $(0.02) to $(0.01), based on an estimated non-GAAP income tax rate of 24% and 91.5 million basic and diluted common shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP net loss per basic and diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

For the full year 2020, SailPoint expects:

•Revenue in the range of $355.0 million to $357.0 million
•Non-GAAP income from operations in the range of $33.0 million to $35.0 million

•Non-GAAP net income per diluted common share in the range of $0.27 to $0.29, based on an estimated non-GAAP income tax rate of 22% and 95.0 million diluted common shares outstanding. Expectations of non-GAAP income from operations and non-GAAP net income per diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

These statements regarding SailPoint’s expectations of its financial outlook are forward-looking and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause its actual results to differ materially from these forward-looking statements.

All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense, amortization of acquired intangibles, acquisition related costs and severance of certain key executives. SailPoint has not reconciled its expectations as to non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares to their most directly comparable GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP income (loss) from operations and GAAP net income (loss) per basic and diluted common share. Accordingly, reconciliations of our forward-looking non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares are not available without unreasonable effort.

Conference Call and Webcast:

SailPoint will host a conference call today, November 5, 2020, at 5:00 p.m. Eastern Time to discuss its third quarter 2020 financial results. The dial-in number will be 1-855-327-6837 (toll free) or 1-631-891-4304 (toll/international). Additionally, a live webcast of the conference call will be available on SailPoint’s website at https://investors.sailpoint.com.

Following the conference call, a replay will be available until midnight on Thursday, November 19, 2020. The replay dial-in number will be 1-844-512-2921 (toll free) or 1-412-317-6671 (toll/international), using the replay pin number: 10011339. An archived webcast of the call will also be available at https://investors.sailpoint.com.

Non-GAAP Financial Measures:

In addition to SailPoint’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release includes certain non-GAAP financial measures to clarify and enhance investors’ understanding of SailPoint’s past performance and future prospects. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. SailPoint’s management believes the non-GAAP financial measures described below are helpful to investors because they provide an additional tool to use in evaluating SailPoint’s financial and business trends and operating results and because they facilitate comparisons of SailPoint’s core operating results from period to period. In addition, SailPoint’s management uses non-GAAP income (loss) from operations for budgeting and planning purposes.

Our non-GAAP financial measures are adjusted for the following factors:

Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, the use of assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.

Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over the useful life, which can be several years after the acquisition.

Amortization of debt discount and issuance costs. The expense for the amortization of debt discount and issuance costs, which relate to SailPoint’s credit agreement (which is undrawn) and the convertible senior notes issued in 2019, is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance from period to period.

Acquisition related costs and severance of certain key executives. We exclude these expenses because they are unrelated to our current operations and are not comparable to the prior period nor indicative of future results.

SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently. In addition, there are limitations to using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Non-GAAP income from operations. SailPoint believes that the use of non-GAAP income from operations is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP income from operations is calculated as income (loss) from operations on a GAAP basis excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) acquisition related costs and (iv) severance expense of certain key executives.

Non-GAAP net income and non-GAAP net income per basic and diluted share. SailPoint believes that the use of non-GAAP net income and non-GAAP net income per basic and diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income (loss) on a GAAP basis (a) excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) amortization of debt discount and issuance costs, (iv) acquisition related costs, (v) severance expense of certain key executives and (b) adjusted for the effect of income taxes associated with such non-GAAP adjustments. SailPoint defines non-GAAP net income per basic and diluted share as non-GAAP net income divided by the non-GAAP weighted average outstanding common shares.

SailPoint presentation of non-GAAP net income (loss) includes the effect of income taxes associated with the non-GAAP adjustments, which is calculated using an estimated effective income tax rate that is commensurate with our non-GAAP pre-tax income (loss). The non-GAAP effective income tax rate is adjusted from the GAAP effective income tax rate to reflect the impact of non-GAAP income (loss) adjustments. Due to the adjustments, the non-GAAP estimated income taxes may differ from GAAP estimated income taxes and actual tax liabilities. Estimated income taxes and tax liabilities reflect currently available information, as well as other factors and assumptions, including current operating structure, existing tax positions in various jurisdictions and key tax legislation in jurisdictions where SailPoint currently operates. Non-GAAP estimated income taxes may change for a variety of reasons, including global tax environment, significant changes to geographic earnings mix, acquisitions, or other changes to SailPoint’s strategy or business operations. SailPoint re-evaluates its non-GAAP estimated income taxes at least annually, or more frequently if significant events occur, which may materially impact our non-GAAP income tax calculation.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

Forward-Looking Statements:

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, business outlook, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: the effect of the novel coronavirus disease (COVID-19) global pandemic and its aftermath, as well as governmental, business and other actions in response, on the global economy and on our business; our ability to achieve and sustain profitability; our ability to sustain historical growth rates; our ability to attract and retain customers and to deepen our relationships with existing customers; an increased focus in our business from selling licenses to selling subscriptions; breaches in our security, cyber-attacks or other cyber-risks; interruptions with the delivery of our SaaS solutions or third-party cloud-based systems that we use in our operations; our ability to compete successfully against current and future competitors; the length and unpredictable nature of our sales cycle; delayed effects on our operating results from ratably recognizing some of our revenue; fluctuations in our quarterly results; our ability to maintain successful relationships with our channel partners; the increasing complexity of our operations; real or perceived errors, failures or disruptions in our platform or solutions; our ability to adapt and respond to rapidly changing technology, industry standards, regulations or customer needs, requirements or preferences; our ability to achieve and maintain an effective system of disclosure controls and internal control over financial reporting; our ability to comply with our privacy policy or related legal or regulatory requirements; our ability to accurately forecast our estimated annual effective tax rate for financial accounting purposes; our ability to successfully identify, acquire and integrate companies and assets; our ability to maintain high-quality customer satisfaction; and our ability to maintain and enhance our brand or reputation as an industry leader. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

About SailPoint

SailPoint, the leader in identity management, delivers an innovative approach to securing access across the enterprise with the SailPoint Predictive IdentityTM platform. With SailPoint, enterprises can ensure that everyone and everything has the exact access they need, exactly when they need it, intuitively and automatically. Powered by patented Artificial Intelligence (AI) and Machine Learning (ML) technologies, the SailPoint Predictive IdentityTM platform is designed to securely accelerate the business while delivering adaptive security, continuous compliance and improved business efficiency. As an identity pioneer and market leader serving some of the world’s most prominent global companies, SailPoint consistently pushes the industry to rethink identity to the benefit of their customers’ dynamic business needs.

Stay up-to-date on SailPoint by following us on Twitter and LinkedIn and by subscribing to the SailPoint blog.

Investor Relations
Brian Denyeau
ICR for SailPoint
investor@sailpoint.com
512-664-8916

Media Relations
Jessica Sutera
Jessica.Sutera@sailpoint.com
978-278-5411

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(In thousands, except per share data)
Revenue
Licenses	$30,864	$26,825	$86,748	$64,827
Subscription	51,004	37,383	140,807	102,929
Services and other	12,145	11,671	34,358	31,760
Total revenue	94,013	75,879	261,913	199,516
Cost of revenue
Licenses (1)	1,083	1,083	3,269	3,157
Subscription (1)(2)	9,794	6,862	26,927	18,990
Services and other (2)	9,922	8,985	27,597	25,361
Total cost of revenue	20,799	16,930	57,793	47,508
Gross profit	73,214	58,949	204,120	152,008
Operating expenses
Research and development (1)(2)	19,314	14,148	52,775	40,318
General and administrative (2)	8,846	10,192	27,731	27,819
Sales and marketing (1)(2)	44,092	33,274	119,886	99,298
Total operating expenses	72,252	57,614	200,392	167,435
Income (loss) from operations	962	1,335	3,728	(15,427)
Other expense, net:
Interest income	349	418	1,790	843
Interest expense	(4,639)	(408)	(13,757)	(561)
Other income (expense), net	214	(295)	(222)	(1,018)
Total other expense, net	(4,076)	(285)	(12,189)	(736)
Income (loss) before income taxes	(3,114)	1,050	(8,461)	(16,163)
Income tax benefit	2,438	2,618	2,410	2,244
Net income (loss)	$(676)	$3,668	$(6,051)	$(13,919)
Net income (loss) per share
Basic	$(0.01)	$0.04	$(0.07)	$(0.16)
Diluted	$(0.01)	$0.04	$(0.07)	$(0.16)
Weighted average shares outstanding
Basic	90,764	89,143	90,320	88,739
Diluted	90,764	90,808	90,320	88,739

(1) Includes amortization of acquired intangibles as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(In thousands)
Cost of revenue - licenses	$1,007	$1,008	$3,023	$3,024
Cost of revenue - subscription	921	96	2,742	288
Research and development	162	159	543	477
Sales and marketing	1,069	1,068	3,206	3,204
Total amortization expense	$3,159	$2,331	$9,514	$6,993

(2) Includes stock-based compensation expense and the related employer payroll tax expense as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(In thousands)
Cost of revenue - subscription	$488	$288	$1,309	$854
Cost of revenue - services and other	554	355	1,430	1,122
Research and development	1,718	823	4,786	2,711
General and administrative	1,963	1,711	5,004	4,761
Sales and marketing	3,188	1,354	9,148	4,972
Total stock-based compensation expense	$7,911	$4,531	$21,677	$14,420

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of
	September 30, 2020	December 31, 2019
	(In thousands, except per share data)
Assets
Current assets
Cash and cash equivalents	$483,721	$443,795
Restricted cash	6,333	6,325
Accounts receivable, net of allowance	101,213	106,428
Prepayments and other current assets	36,308	27,870
Income taxes receivable	2,950	—
Total current assets	630,525	584,418
Property and equipment, net	19,464	21,300
Right-of-use assets, net	27,955	31,104
Other non-current assets, net of allowance	45,455	30,554
Goodwill	241,121	241,051
Intangible assets, net	72,067	81,651
Total assets	$1,036,587	$990,078
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$4,257	$3,224
Accrued expenses and other liabilities	50,199	40,214
Income taxes payable	—	1,994
Convertible senior notes, net	322,187	—
Deferred revenue	133,135	127,132
Total current liabilities	509,778	172,564
Deferred tax liability - non-current	8,787	8,900
Convertible senior notes, net - non-current	—	309,051
Long-term operating lease liabilities	34,227	38,035
Other long-term liabilities	1,000	2,500
Deferred revenue - non-current	25,955	24,901
Total liabilities	579,747	555,951
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value	9	9
Preferred stock, $0.0001 par value	—	—
Additional paid in capital	471,530	442,407
Accumulated deficit	(14,699)	(8,289)
Total stockholders' equity	456,840	434,127
Total liabilities and stockholders’ equity	$1,036,587	$990,078

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30, 2020	September 30, 2019
	(In thousands)
Operating activities
Net loss	$(6,051)	$(13,919)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	13,758	10,562
Amortization of debt discount and issuance costs	13,260	376
Amortization of contract acquisition costs	10,127	7,346
(Gain) loss on disposal of fixed assets	(12)	17
Provision for credit losses	435	183
Stock-based compensation expense	21,179	14,098
Operating leases, net	(297)	301
Deferred taxes	(113)	(7)
Net changes in operating assets and liabilities
Accounts receivable	4,421	27,615
Prepayments and other current assets	(18,544)	(11,430)
Other non-current assets	(15,025)	(2,279)
Accounts payable	1,033	(2,004)
Accrued expenses and other liabilities	8,122	3,866
Income taxes	(4,944)	(4,608)
Deferred revenue	7,057	9,537
Net cash provided by operating activities	34,406	39,654
Investing activities
Purchase of property and equipment	(2,434)	(5,096)
Proceeds from sale of property and equipment	18	21
Net cash used in investing activities	(2,416)	(5,075)
Financing activities
Payment of debt issuance costs	—	(9,572)
Proceeds from issuance of convertible senior notes	—	400,000
Purchases of capped calls	—	(37,080)
Taxes associated with net issuances of shares upon vesting of restricted stock units	(431)	—
Proceeds from employee stock purchase plan contributions	3,466	2,926
Exercise of stock options	4,909	2,560
Net cash provided by financing activities	7,944	358,834
Net increase in cash, cash equivalents and restricted cash	39,934	393,413
Cash, cash equivalents and restricted cash, beginning of period	450,120	77,236
Cash, cash equivalents and restricted cash, end of period	$490,054	$470,649

RECONCILIATION OF NON-GAAP INCOME FROM OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(In thousands)
Income (loss) from operations on a GAAP basis	$962	$1,335	$3,728	$(15,427)
Add back:
Stock-based compensation expense (1)	7,911	4,531	21,677	14,420
Amortization of acquired intangibles	3,159	2,331	9,514	6,993
Acquisition related costs (2)	—	810	—	810
Severance expense of certain key executives (3)	—	—	—	1,126
Non-GAAP income from operations	$12,032	$9,007	$34,919	$7,922

(1) Stock-based compensation expense includes employer related payroll tax expense.
(2) Acquisition related costs are transaction costs, which include legal, accounting and consulting professional service fees.
(3) Severance expense of certain key executives includes employer related payroll tax expense.

RECONCILIATION OF NON-GAAP NET INCOME

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(In thousands)
Net income (loss) on a GAAP basis	$(676)	$3,668	$(6,051)	$(13,919)
Add back:
Stock-based compensation expense (1)	7,911	4,531	21,677	14,420
Amortization of acquired intangibles	3,159	2,331	9,514	6,993
Amortization of debt discount and issuance costs (2)	4,472	325	13,260	376
Acquisition related costs (3)	—	810	—	810
Severance expense of certain key executives (4)	—	—	—	1,126
Effect of income taxes associated with the above adjustments (5)	(4,748)	(4,906)	(10,435)	(4,690)
Non-GAAP net income	$10,118	$6,759	$27,965	$5,116
Non-GAAP net income per share
Basic	$0.11	$0.08	$0.31	$0.06
Diluted	$0.11	$0.07	$0.30	$0.06
Non-GAAP weighted average outstanding shares
Basic	90,764	89,143	90,320	88,739
Diluted	95,854	90,808	92,148	90,753

(1) Stock-based compensation expense includes employer related payroll tax expense.
(2) Amortization of debt discount and issuance costs includes approximately $4.4 million and $13.1 million of debt discount related to the issuance and sale of the convertible senior notes for the three and nine months ended September 30, 2020, respectively.
(3) Acquisition related costs are transaction costs, which include legal, accounting and consulting professional service fees.
(4) Severance expense of certain key executives includes employer related payroll tax expense.
(5) The GAAP effective tax rates were 28.5% and 13.9% for the nine months ended September 30, 2020 and 2019, respectively, compared to non-GAAP effective tax rate for the nine months ended September 30, 2020 and 2019 of 22.3% and 32.4%, respectively.

RECONCILIATION OF NON-GAAP WEIGHTED AVERAGE OUTSTANDING SHARES

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(In thousands)
Weighted average outstanding shares used to compute net income (loss) per share, basic and diluted, on a GAAP basis
Basic	90,764	89,143	90,320	88,739
Diluted	90,764	90,808	90,320	88,739
Non-GAAP weighted average outstanding shares
Basic	90,764	89,143	90,320	88,739
Effect of potentially dilutive securities	5,090	1,665	1,828	2,014
Diluted	95,854	90,808	92,148	90,753